EXHIBIT 10.3

INTERCREDITOR AGREEMENT

by and between

BANK OF AMERICA, N.A.,

as ABL Collateral Agent

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Notes Collateral Agent

Dated as of October 19, 2007

-i-

-ii-

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of October 19, 2007 between BANK OF AMERICA, N.A. (“Bank of America”), in its capacity as collateral agent for the ABL Secured Parties (as defined below), and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as collateral agent for the Notes Secured Parties (as defined below).

RECITALS

A. RYERSON, INC., a Delaware corporation (the “Company”), is party to the Credit Agreement dated as of October 19, 2007 (as amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time (including without limitation to add new loans thereunder or increase the amount of loans thereunder), the “ABL Credit Agreement”), among the Company, the several Subsidiary Borrowers party thereto, the Lenders party thereto from time to time, BANK OF AMERICA, N.A., as Administrative Agent, and the other parties named therein.

B. The Company is party to an indenture dated as of October 19, 2007 (as amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time, the “Indenture”), among the Company, the Subsidiaries identified therein as guarantors and Wells Fargo Bank, National Association, as Trustee.

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the ABL Credit Agreement or the Indenture, as applicable, in each case as in effect on the Closing Date. In addition, as used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Collateral Agent” shall mean Bank of America, in its capacity as collateral agent for the ABL Secured Parties under the ABL Credit Agreement and the other ABL Documents entered into pursuant to the ABL Credit Agreement, together with its successors and permitted assigns under the ABL Credit Agreement exercising substantially the same rights and powers; and in each case provided that if such ABL Collateral Agent is not Bank of America, such ABL Collateral Agent shall have become a party to this Agreement and the other applicable ABL Security Documents.

“ABL Controlled Accounts” shall mean (i) all Deposit Accounts and all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes, “securities entitlements” (as such terms are defined in the UCC) and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition, in each case, of any Grantor and which are subject to a control agreement in favor of the ABL Collateral Agent.

“ABL Credit Agreement” shall have the meaning assigned to that term in the recitals to this Agreement.

“ABL Documents” shall mean the credit, guaranty and security documents governing the ABL Obligations, including, without limitation, the ABL Credit Agreement and the ABL Security Documents and documentation entered into by any Grantor relating to Bank Products (as defined in the ABL Credit Agreement as in effect on the date hereof).

“ABL Obligations” shall mean all “Obligations” as defined in the ABL Credit Agreement. For the avoidance of doubt, Notes Obligations shall not constitute ABL Obligations.

“ABL Recovery” shall have the meaning set forth in Section 5.3.

“ABL Secured Parties” shall mean the “Secured Parties” as defined in the ABL Credit Agreement.

“ABL Security Agreement” shall mean the U. S. Security Agreement (as defined in the ABL Credit Agreement).

“ABL Security Documents” shall mean the ABL Security Agreement and the other U.S. Security Documents (as defined in the ABL Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing ABL Obligations or under which rights or remedies with respect to such Liens are governed.

“Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.

“Bank of America” shall have the meaning assigned to that term in the introduction to this Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code.

“Bankruptcy Law” shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

“Collateral Agent(s)” shall mean individually the ABL Collateral Agent or the Notes Collateral Agent and collectively means the ABL Collateral Agent and the Notes Collateral Agent.

“Company” has the meaning set forth in the recitals to this Agreement.

“Comparable Notes Security Document” shall mean, in relation to any Intercreditor Collateral subject to any Lien created under any ABL Document, those Notes Security Documents that create a Lien on the same Intercreditor Collateral (but only to the extent relating to such Intercreditor Collateral), granted by the same Grantor or Grantors.

“Credit Documents” shall mean the ABL Documents and the Notes Documents.

“Deposit Account” shall have the meaning set forth in the UCC.

“DIP Financing” shall have the meaning set forth in Section 6.1 (a).

“Discharge of ABL Obligations” shall mean, except to the extent otherwise provided in Section 5.3, with respect to (i) any ABL Obligations that are non-Contingent Obligations, payment in full in cash of all ABL Obligations and, with respect to letters of credit or letter of credit guaranties outstanding under the ABL Documents, delivery of cash collateral or backstop letters of credit in respect thereof in a manner consistent with the ABL Credit Agreement, in each case after or concurrently with the termination of all commitments to extend credit thereunder, and the termination of all commitments of ABL Secured Parties under ABL Documents; and (ii) any ABL Obligations that are contingent in nature (other than ABL Obligations consisting of L/C Obligations or Bank Product Debt of a Borrower or Guarantor), the depositing of cash with ABL Collateral Agent in an amount equal to 100% of any such ABL Obligations that have been liquidated or, if such ABL Obligations are unliquidated in amount and represent a claim which has been asserted against Administrative Agent or a U.S. Lender and for which an indemnity has been provided by U.S. Borrowers in any of the Credit Documents, in an amount that is equal to such claim or Administrative Agent’s good faith estimate of such claim; provided that the Discharge of ABL Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other ABL Obligations that constitute an exchange or replacement for or a Refinancing of such ABL Obligations. In the event the ABL Obligations are modified and the ABL Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the ABL Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

“Disposition” shall have the meaning set forth in Section 2.4(b).

“Event of Default” shall mean an Event of Default under the ABL Credit Agreement or the Indenture as the context requires.

“Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:

(a) the taking by any Secured Party of any action to enforce or realize upon any Lien on Intercreditor Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code;

(b) the exercise by any Secured Party of any right or remedy provided to a secured creditor on account of a Lien on Intercreditor Collateral under any of the Credit Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the Intercreditor Collateral in satisfaction of a Lien;

(c) the taking of any action by any Secured Party or the exercise of any right or remedy by any Secured Party in respect of the collection on, set-off against, marshalling of, injunction respecting or foreclosure on the Intercreditor Collateral or the Proceeds thereof;

(d) the appointment on the application of a Secured Party, of a receiver, receiver and manager or interim receiver of all or part of the Intercreditor Collateral;

(e) the sale, lease, license, or other disposition of all or any portion of the Intercreditor Collateral by private or public sale conducted by a Secured Party or any other means at the direction of a Secured Party permissible under applicable law; or

(f) the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code in respect of Intercreditor Collateral.

For the avoidance of doubt, none of the following shall be deemed to constitute an Exercise of Secured Creditor Remedies: (i) the filing of a proof of claim in bankruptcy court or seeking adequate protection, (ii) the exercise of rights by the ABL Collateral Agent upon the occurrence of a Cash Dominion Event (as defined in the ABL Credit Agreement), including, without limitation, the notification of account debtors, depository institutions or any other Person to deliver proceeds of Intercreditor Collateral to the ABL Collateral Agent (unless and until the Lenders under the ABL Credit Agreement cease to extend credit to the Borrowers thereunder, in which event an Exercise of Secured Creditor Remedies shall be deemed to have occurred), (iii) the consent by a Secured Party to a sale or other disposition by any Grantor of any of its assets or properties, (iv) the acceleration of all or a portion of the ABL Obligations or the Notes Obligations, (v) the reduction of the borrowing base, advance rates or sub-limits by the Administrative Agent under the ABL Credit Agreement, the ABL Collateral Agent and the Lenders under the ABL Credit Agreement, (vi) the imposition of reserves by the ABL Collateral Agent, (vii) an account or item of inventory ceasing to be an “eligible account” or “eligible inventory” under the ABL Credit Agreement, (viii) any action taken by any Notes Secured Party in respect of Non-Intercreditor Collateral or (ix) any of the actions permitted by Sections 2.3(b), 2.4(a) and 3.1.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grantors” shall mean the Company and each Subsidiary that is party to an ABL Security Document or a Notes Security Document.

“Indebtedness” shall have the meaning provided in the ABL Credit Agreement and the Indenture as in effect on the date hereof.

“Indenture” shall have the meaning assigned to that term in the recitals to this Agreement.

“Insolvency Proceeding” shall mean:

(1) any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Collateral” shall mean all “Pledged Collateral” (or equivalent term) as defined in the ABL Security Agreement as in effect on the date hereof.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term “Lien” shall also include security interests, hypothecations, security assignments, pledges, statutory trusts, deemed trusts, reservations, exceptions, encroachments, easements, rights-of-way, servitudes, covenants, conditions, restrictions, leases pursuant to which the owner of the Property is the lessor, and other title exceptions and encumbrances affecting Property. For the purpose of this Agreement, a Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

“Lien Priority” shall mean with respect to any Lien of the ABL Collateral Agent, the ABL Secured Parties, the Notes Collateral Agent or the Notes Secured Parties on the Intercreditor Collateral, the order of priority of such Lien as specified in Section 2.1.

“Non-Intercreditor Collateral” shall mean all “Collateral” (or equivalent term) as defined in any Notes Security Document or the Indenture but excluding all Intercreditor Collateral.

“Notes” shall mean (a) (i) the initial $425,000,000 in aggregate principal amount of 12% Senior Secured Notes due 2015 and (ii) the initial $150,000,000 in aggregate principal amount of Floating Rate Senior Secured Notes due 2014, each issued by the Company pursuant to the Indenture, (b) the exchange notes issued in exchange therefor as contemplated by the Registration Rights Agreement dated as of October 19, 2007, among the Company, the Guarantors identified therein and the initial purchasers party thereto and (c) any additional notes issued under the Indenture by the Company, to the extent permitted by the Indenture and the ABL Credit Agreement.

“Notes Collateral Agent” shall mean (i) so long as the obligations are outstanding under the Indenture, the Trustee in its capacity as collateral agent for the Notes Secured Parties, and (ii) at any time thereafter, such agent or trustee as is designated “Notes Collateral Agent” by Notes Secured Parties holding a majority in principal amount of the Notes Obligations then outstanding or pursuant to such other arrangements as agreed to among the holders of the Notes Obligations; it being understood that as of the date of this Agreement, the Trustee shall be the Notes Collateral Agent.

“Notes Documents” shall mean the indenture, Notes and security documents governing the Notes Obligations, including, without limitation, the Indenture and the related Notes Security Documents.

“Notes Obligations” shall mean “Secured Obligations” (as defined in the Security Agreement (as such term is defined in the Indenture)).

“Notes Secured Parties” shall mean (i) so long as the Notes are outstanding, the Trustee and the holders of the Notes (including any additional Notes subsequently issued under and in compliance with the terms of the Indenture), (ii) the Notes Collateral Agent and (iii) the holders from time to time of any other Notes Obligations.

“Notes Security Documents” shall mean (a) so long as the Notes are outstanding, the Security Documents (as defined in the Indenture) and (b) thereafter any agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing Notes Obligations or under which rights or remedies with respect to such Liens are governed, which in each case may include intercreditor and/or subordination agreements or arrangements among various Notes Secured Parties.

“Obligations” shall mean any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Party” shall mean the ABL Collateral Agent or the Notes Collateral Agent, and “Parties” shall mean collectively the ABL Collateral Agent and the Notes Collateral Agent.

“Proceeds” shall mean (a) all “proceeds,” as defined in Article 9 of the UCC, with respect to the Intercreditor Collateral, and (b) whatever is recoverable or recovered when any Intercreditor Collateral is sold, exchanged, collected or disposed of, whether voluntarily or involuntarily.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Refinance” shall mean, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness, including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Parties” shall mean the ABL Secured Parties and the Notes Secured Parties.

“Subsidiary” shall have the meaning given such term by the ABL Credit Agreement and the Indenture, each as in effect on the date hereof.

“Trustee” shall mean Wells Fargo Bank, National Association, in its capacity as trustee under the Indenture and as collateral agent on behalf of the Notes Secured Parties, and its permitted successors.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that to the extent that the Uniform Commercial Code is used to define any term in any security document and such term is defined differently in differing Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Liens of any Party are governed by the Uniform Commercial Code or foreign personal property security laws as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” or “UCC” will mean the Uniform Commercial Code or such foreign personal property security laws as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, publication, priority or remedies and for purposes of definitions related to such provisions.

Section 1.2 Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation, or in such other manner as may be approved by the requisite holders or representatives in respect of such obligation.

ARTICLE 2

LIEN PRIORITY

Section 2.1 Priority of Liens.

(a) Notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection of any Liens granted to the ABL Collateral Agent or the ABL Secured Parties in respect of all or any portion of the Intercreditor Collateral or of any Liens granted to the Notes Collateral Agent or any Notes Secured Parties in respect of all or any portion of the Intercreditor Collateral, and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the ABL Collateral Agent or the Notes Collateral Agent (or the ABL Secured Parties or the Notes Secured Parties) on any Intercreditor Collateral, (iii) any provision of the Uniform Commercial Code, the Bankruptcy Code or any other applicable law, or of any of the ABL Documents or any of the Notes Documents, or (iv) whether the ABL Collateral Agent or the Notes Collateral Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Intercreditor Collateral, the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, and the Notes Collateral Agent, on behalf of itself the Notes Secured Parties, hereby agree that:

(1) any Lien in respect of all or any portion of the Intercreditor Collateral now or hereafter held by or on behalf of the Notes Collateral Agent or any Notes Secured Party that secures all or any portion of the Notes Obligations shall in all respects be junior and subordinate to all Liens granted to the ABL Collateral Agent and the ABL Secured Parties on the Intercreditor Collateral; and

(2) any Lien in respect of all or any portion of the Intercreditor Collateral now or hereafter held by or on behalf of the ABL Collateral Agent or any ABL Secured Party that secures all or any portion of the ABL Obligations shall in all respects be senior and prior to all Liens granted to the Notes Collateral Agent or any Notes Secured Party on the Intercreditor Collateral.

The Notes Collateral Agent, for and on behalf of itself and each applicable Notes Secured Party, expressly agrees that any Lien purported to be granted on any Intercreditor Collateral as security for the ABL Obligations shall be deemed to be and shall be deemed to remain senior in all respects and prior to all Liens on the Intercreditor Collateral securing any Notes Obligations for all purposes regardless of whether the Lien purported to be granted is found to be improperly granted, improperly perfected, preferential, a fraudulent conveyance or legally or otherwise deficient in any manner.

(b) The ABL Collateral Agent, for and on behalf of itself and the ABL Secured Parties, acknowledges and agrees that, concurrently herewith, the Notes Collateral Agent, for the benefit of itself and the Notes Secured Parties, has been granted Liens upon all of the Intercreditor Collateral in which the ABL Collateral Agent has been granted Liens and the ABL Collateral Agent hereby consents thereto. The subordination of Liens by the Notes Collateral Agent in favor of the ABL Collateral Agent as set forth herein shall not be deemed to subordinate the Liens of the Notes Collateral Agent or the Notes Secured Parties to Liens securing any other Obligations other than the ABL Obligations.

Section 2.2 Waiver of Right to Contest Liens.

(a) The Notes Collateral Agent, for and on behalf of itself and the Notes Se cured Parties, agrees that it shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the ABL Collateral Agent and the ABL Secured Parties in respect of Intercreditor Collateral or the provisions of this Agreement. Except to the extent expressly set forth in this Agreement, the Notes Collateral Agent, for itself and on behalf of the Notes Secured Parties, agrees that it will not take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the ABL Collateral Agent or any ABL Secured Party under the ABL Documents with respect to the Intercreditor Collateral. Except to the extent expressly set forth in this Agreement, the Notes Collateral Agent, for itself and on behalf of the Notes Secured Parties, hereby waives any and all rights it may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the ABL Collateral Agent or any ABL Secured Party seeks to enforce its Liens in any Intercreditor Collateral.

(b) The ABL Collateral Agent, for and on behalf of itself and the ABL Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the respective Liens of the Notes Collateral Agent or the Notes Secured Parties in respect of the Intercreditor Collateral or the provisions of this Agreement.

Section 2.3 Remedies Standstill.

(a) The Notes Collateral Agent, on behalf of itself and the Notes Secured Parties, agrees that, from the date hereof until the date upon which the Discharge of ABL Obligations shall have occurred, neither the Notes Collateral Agent nor any Notes Secured Party will Exercise Any Secured Creditor Remedies with respect to any Intercreditor Collateral without the prior written consent of the ABL Collateral Agent, and (i) will not take, receive or accept any Proceeds of Intercreditor Collateral or (ii) in the event such Proceeds were received by the Notes Collateral Agent, it will apply them in accordance with Section 4.1(c). From and after the date upon which the Discharge of ABL Obligations shall have occurred, the Notes Collateral Agent or any Notes Secured Party may Exercise Any Secured Creditor Remedies under the Notes Documents or applicable law as to any Intercreditor Collateral.

(b) Notwithstanding the provisions of Section 2.3(a) or any other provision of this Agreement, nothing contained herein shall be construed to prevent any Collateral Agent or any Secured Party from (i) filing a claim or statement of interest with respect to the ABL Obligations or Notes Obligations owed to it in any Insolvency Proceeding commenced by or against any Grantor, (ii) taking any action (not adverse to the priority status of the Liens of the other Collateral Agent or other Secured Parties on the Intercreditor Collateral in which such other Collateral Agent or other Secured Parties have a priority Lien or the rights of the other Collateral Agent or any of the other Secured Parties to exercise remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any Intercreditor Collateral, (iii) filing any necessary or responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of such Collateral Agent or Secured Party, (iv) filing any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of the Grantors arising under any Insolvency Proceeding or applicable non-bankruptcy law, (v) voting on any plan of reorganization or filing any proof of claim in any Insolvency Proceeding of any Grantor, or (vi) objecting to the proposed retention of collateral by the other Collateral Agent or any other Secured Party in full or partial satisfaction of any ABL Obligations or Notes Obligations due to the other Collateral Agent or such other Secured Party, in each case (i) through (vi) above to the extent not in consistent with, or could not result in a resolution inconsistent with, the terms of this Agreement.

(c) Subject to Section 2.3(b), (i) the Notes Collateral Agent, for itself and on behalf of the Notes Secured Parties, agrees that neither it nor any Notes Secured Party will take any action that would hinder any exercise of remedies undertaken by the ABL Collateral Agent or the ABL Secured Parties with respect to the Intercreditor Collateral, including any sale, lease, exchange, transfer or other disposition of Intercreditor Collateral, whether by foreclosure or otherwise, and (ii) the Notes Collateral Agent, for itself and on behalf of the Notes Secured Parties, hereby waives any and all rights it or any such Notes Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the ABL Collateral Agent or the ABL Secured Parties seek to enforce or collect the ABL Obligations or the Liens granted in any of the Intercreditor Collateral, regardless of whether any action or failure to act by or on behalf of the ABL Collateral Agent or ABL Secured Parties is adverse to the interests of the Notes Secured Parties.

(d) The Notes Collateral Agent, for itself and on behalf of the Notes Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Notes Document shall be deemed to restrict in any way the rights and remedies of the ABL Collateral Agent or the ABL Secured Parties with respect to the Intercreditor Collateral as set forth in this Agreement and the ABL Documents.

(e) Subject to Section 2.3(b), the Notes Collateral Agent, for itself and on behalf of the Notes Secured Parties, agrees that, unless and until the Discharge of ABL Obligations has occurred, it will not commence, or join with any Person (other than the ABL Secured Parties and the ABL Collateral Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Intercreditor Collateral.

Section 2.4 Exercise of Rights.

(a) No Other Restrictions, Except as otherwise expressly set forth in Section 2.1 (a), Section 2.2(a), Section 2.3, Section 3.5 and Article 6 of this Agreement, the Notes Collateral Agent and each Notes Secured Party may exercise rights and remedies as an unsecured creditor and as a secured creditor with respect to the Non-Intercreditor Collateral against the Company or any Subsidiary that has guaranteed the Notes Obligations in accordance with the terms of the applicable Notes Documents and applicable laws. Nothing in this Agreement shall prohibit the receipt by the Notes Collateral Agent or any Notes Secured Party of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by the Notes Collateral Agent or any Notes Secured Party of rights or remedies as a secured creditor in respect of Intercreditor Collateral or enforcement in contravention of this Agreement of any Lien on the Intercreditor Collateral in respect of Notes Obligations held by any of them or in any Insolvency Proceeding. In the event the Notes Collateral Agent or Notes Secured Party becomes a judgment lien creditor or other secured creditor in respect of Intercreditor Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Notes Obligations or otherwise, such judgment or other Lien shall be subordinated to the Liens securing ABL Obligations on the same basis as the other Liens securing the Notes Obligations are so subordinated to such Liens securing ABL Obligations under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the ABL Collateral Agent or the ABL Secured Parties may have with respect to the Intercreditor Collateral. Furthermore, subject to Section 3.3 hereof, for the avoidance of doubt, nothing in this Agreement shall restrict any right any Notes Secured Party may have (secured or otherwise) in any property or asset of any Grantor that does not constitute Intercreditor Collateral.

(b) Release of Liens. If, at any time any Grantor or any ABL Secured Party delivers notice to the Notes Collateral Agent with respect to any specified Intercreditor Collateral that:

(A) such specified Intercreditor Collateral is sold, transferred or otherwise disposed of (a “Disposition”) by the owner of such Intercreditor Collateral in a transaction permitted under the ABL Credit Agreement and the Indenture; or

(B) the ABL Secured Parties are releasing or have released their Liens on such Intercreditor Collateral in connection with a Disposition in connection with an Exercise of Secured Creditor Remedies with respect to such Intercreditor Collateral, then the Liens upon such Intercreditor Collateral securing Notes Obligations will automatically be released and discharged as and when, but only to the extent, such Liens on such Intercreditor Collateral securing ABL Obligations are released and discharged (provided that in the case of clause (B) of this Section 2.4(b), the Liens on any Intercreditor Collateral disposed of in connection with an Exercise of Secured Creditor Remedies shall be automatically released but any proceeds thereof not applied to repay ABL Obligations shall be subject to the respective Liens securing Notes Obligations and shall be applied pursuant to Section 4.1). Upon delivery to the Notes Collateral Agent of a notice from the ABL Collateral Agent stating that any such release of Liens securing or supporting the ABL Obligations has become effective (or shall become effective upon the Notes Collateral Agent releasing its Liens on such collateral), together with the instruments, releases, termination statements or other documents effecting or evidencing such release (which instruments, releases and termination statements shall be substantially identical to the comparable instruments, releases and termination statements executed by the ABL Collateral Agent in connection with such release), the Notes Collateral Agent shall, at the Company’s expense, promptly execute and deliver such instruments, releases, termination statements or other documents.

Section 2.5 No New Liens. Until the date upon which the Discharge of ABL Obligations shall have occurred, the parties hereto agree that no Notes Secured Party shall acquire or hold any Lien on any accounts receivable or inventory of any Grantor, the proceeds thereof or any deposit or other accounts of any Grantor in which accounts receivable or proceeds of inventory or accounts receivable are held or deposited, in each case of the type that would constitute Intercreditor Collateral as described in the definition thereof, whether in the form of accounts receivable, inventory or otherwise, securing any Notes Obligation, if such accounts receivable, inventory or proceeds are not also subject to the Lien of the ABL Collateral Agent under the ABL Documents (and subject to the Lien Priorities contemplated herein). If any Notes Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any such accounts receivable, inventory or proceeds securing any Notes Obligation, which accounts receivable, inventory or proceeds are not also subject to the Lien of the ABL Collateral Agent under the ABL Documents, subject to the Lien Priority set forth herein, then the Notes Collateral Agent (or the applicable Notes Secured Party) shall, without the need for any further consent of any other Notes Secured Party and notwithstanding anything to the contrary in any other Notes Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the ABL Collateral Agent as security for the ABL Obligations (subject to the Lien Priority and other terms hereof) and shall use its best efforts to promptly notify the ABL Collateral Agent in writing of the existence of such Lien.

Section 2.6 Waiver of Marshalling. Until the Discharge of the ABL Obligations, the Notes Collateral Agent, on behalf of itself and the Notes Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Intercreditor Collateral or any other similar rights a junior secured creditor may have under applicable law.

ARTICLE 3

ACTIONS OF THE PARTIES

Section 3.1 Certain Actions Permitted. The Notes Collateral Agent and the ABL Collateral Agent may make such demands or file such claims in respect of the Notes Obligations or the ABL Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time. Except as provided in Section 5.2, nothing in this Agreement shall prohibit the receipt by the Notes Collateral Agent or any Notes Secured Party of the required payments of interest, principal and other amounts owed in respect of the Notes Obligations so long as such receipt is not the direct or indirect result of the exercise by the Notes Collateral Agent or any Notes Secured Party of rights or remedies as a secured creditor with respect to the Intercreditor Collateral (including set-off with respect to the Intercreditor Collateral) or enforcement in contravention of this Agreement of any Lien held by any of them on the Intercreditor Collateral.

Section 3.2 Agent for Perfection. The Notes Collateral Agent appoints the ABL Collateral Agent, and the ABL Collateral Agent expressly accepts such appointment, to act as agent of the Notes Collateral Agent and each Notes Secured Party under each control agreement with respect to all ABL Controlled Accounts for the purpose of perfecting the respective security interests granted under the Notes Security Documents. None of the ABL Collateral Agent, any ABL Secured Party, the Notes Collateral Agent or any Notes Secured Party, as applicable, shall have any obligation whatsoever to the others to assure that the Intercreditor Collateral is genuine or owned by the Company, any Grantor or any other Person or to preserve rights or benefits of any Person. The duties or responsibilities of the ABL Collateral Agent under this Section 3.2 are and shall be limited solely to holding or maintaining control of the Intercreditor Collateral as agent for the Notes Secured Parties for purposes of perfecting the respective Liens held by the Notes Secured Parties. The ABL Collateral Agent is not and shall not be deemed to be a fiduciary of any kind for the Notes Collateral Agent or any Notes Secured Party, or any other Person. The Notes Collateral Agent is not and shall not be deemed to be a fiduciary of any kind for any other Notes Secured Party, or any other Person. Prior to the Discharge of ABL Obligations, in the event that the Notes Collateral Agent or any Notes Secured Party receives any Intercreditor Collateral or Proceeds of Intercreditor Collateral in violation of the terms of this Agreement, then the Notes Collateral Agent or such Notes Secured Party, as the case may be, shall promptly pay over such Proceeds or Intercreditor Collateral to the ABL Collateral Agent in the same form as received with any necessary endorsements, for application in accordance with the provisions of Section 4.1 of this Agreement.

Section 3.3 Inspection and Access Rights. Without limiting any rights the ABL Collateral Agent or any other ABL Secured Party may otherwise have under applicable law or by agreement, in the event of any liquidation of any Intercreditor Collateral (or any other Exercise of Secured Creditor Remedies by the ABL Collateral Agent) and whether or not the Notes Collateral Agent or any Notes Secured Party has commenced and is continuing to Exercise Any Secured Creditor Remedies of any Notes Secured Party, the ABL Collateral Agent shall have the right (a) during normal business hours on any business day, to access Intercreditor Collateral that is stored or located in or on Non-Intercreditor Collateral, and (b) to reasonably use the Non-Intercreditor Collateral (including, without limitation, equipment, computers, software, intellectual property, real property and books and records) in order to inspect, copy or download information stored on, take actions to perfect its Lien on, or otherwise deal with the Intercreditor Collateral, in each case with a prior written notice to, but without the involvement of or interference by, the Notes Collateral Agent or any Notes Secured Party and without liability to any Notes Secured Party; provided, however, if the Notes Collateral Agent takes actual possession of any Non-Intercreditor Collateral in contemplation of a sale of such Non-Intercreditor Collateral or is otherwise exercising a remedy with respect to Non-Intercreditor Collateral, the Notes Collateral Agent shall (i) either give the ABL Collateral Agent an opportunity during the 120 day period immediately following a notice from the Notes Collateral Agent prior to the Notes Collateral Agent’s sale of any such Non-Intercreditor Collateral to access Intercreditor Collateral as contemplated in (a) and (b) above or (ii) have the purchaser of such Non-Intercreditor Collateral agree in writing to be bound by the provisions of clause (i) of this sentence. For the avoidance of doubt, this Section 3.3 governs the rights of access, use and inspection as between the ABL Secured Parties on the one hand and the Notes Secured Parties on the other (and not as between the Secured Parties and the Grantors, which rights are set forth in and governed by the applicable Credit Documents and are not affected by this Section 3.3).

Section 3.4 Insurance. Proceeds of Intercreditor Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of insurance proceeds to the extent such insurance insures Intercreditor Collateral. Prior to the Discharge of ABL Obligations, the ABL Collateral Agent shall have the sole and exclusive right, as against the Notes Collateral Agent, to the extent permitted by the ABL Documents and subject to the rights of the Grantors thereunder, to adjust settlement of insurance claims to the extent such insurance insures Intercreditor Collateral in the event of any covered loss, theft or destruction of Intercreditor Collateral. Prior to the Discharge of ABL Obligations, all proceeds of such insurance with respect to Intercreditor Collateral shall be remitted for application in accordance with Section 4.1 hereof.

Section 3.5 Exercise of Remedies – Set-Off and Tracing of and Priorities in Proceeds. The Notes Collateral Agent, for itself and on behalf of the Notes Secured Parties, acknowledges and agrees that, to the extent the Notes Collateral Agent or any Notes Secured Party exercises its rights of set-off against any Grantor’s Deposit Accounts to the extent constituting or containing Intercreditor Collateral or proceeds thereof, the amount of such set-off shall be deemed to be Intercreditor Collateral to be held and distributed pursuant to Section 4.1. In addition, unless and until the Discharge of ABL Obligations occurs, the Notes Collateral Agent and each Notes Secured Party hereby consents to the application of cash or other proceeds of Intercreditor Collateral deposited under control agreements to the repayment of ABL Obligations pursuant to the ABL Documents.

ARTICLE 4

APPLICATION OF PROCEEDS

Section 4.1 Application of Proceeds.

(a) Revolving Nature of ABL Obligations. The Notes Collateral Agent, for and on behalf of itself and the Notes Secured Parties, expressly acknowledges and agrees that (i) the ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the ABL Collateral Agent and the ABL Secured Parties will apply payments and make advances thereunder, and that no application of any Intercreditor Collateral or the release of any Lien by the ABL Collateral Agent upon any portion of the Intercreditor Collateral in connection with a permitted disposition by the Grantors under the ABL Credit Agreement shall constitute an Exercise of Secured Creditor Remedies under this Agreement; (ii) subject to the limitations set forth in clause (i) of the definition of “Permitted Debt” in the Indenture (as in effect on the date hereof) or such additional amounts as consented to by the holders of the Notes Obligations (in accordance with the provisions thereof), the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or Refinanced, in each event, without notice to or consent by the Notes Secured Parties and without affecting the provisions hereof; and (iii) all Intercreditor Collateral received by the ABL Collateral Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the ABL Obligations at any time. The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of either the ABL Obligations or any Notes Obligations, or any portion thereof.

(b) Application of Proceeds of Intercreditor Collateral. The ABL Collateral Agent and the Notes Collateral Agent hereby agree that all Intercreditor Collateral and all Proceeds thereof received by any of them in connection with any Exercise of Secured Creditor Remedies with respect to the Intercreditor Collateral shall be applied, first to the payment of costs and expenses of the ABL Collateral Agent in connection with such Exercise of Secured Creditor Remedies, and second, to the payment of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred.

(c) Payments Over. Any Intercreditor Collateral or Proceeds thereof received by the Notes Collateral Agent or any Notes Secured Party in connection with the exercise of any right or remedy (including set-off or credit bid) or in any Insolvency Proceeding relating to the Intercreditor Collateral prior to the Discharge of ABL Obligations and not expressly permitted by this Agreement shall be segregated and held in trust for the benefit of and forthwith paid over to the ABL Collateral Agent (and/or its designees) for the benefit of the ABL Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The ABL Collateral Agent is hereby authorized to make any such endorsements as agent for the Notes Collateral Agent and each Notes Secured Party. This authorization is coupled with an interest and is irrevocable.

(d) Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the ABL Collateral Agent shall have no obligation or liability to the Notes Collateral Agent or any Notes Secured Party regarding the adequacy of any proceeds realized on any collateral or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each Party under the terms of this Agreement. Notwithstanding anything to the contrary herein contained, none of the Parties hereto waives any claim that it may have against a Secured Party on the grounds that any sale, transfer or other disposition by the Secured Party was not commercially reasonable in every respect as required by the UCC.

(e) Turnover of Collateral After Discharge. Upon the Discharge of ABL Obligations, the ABL Collateral Agent shall (a) notify the Notes Collateral Agent in writing of the occurrence of such Discharge of ABL Obligations and (b) at the Company’s expense, deliver to the Notes Collateral Agent or execute such documents as the Notes Collateral Agent may reasonably request (including assignment of control agreements with respect to ABL Controlled Accounts) in order to effect a transfer of control to the Notes Collateral Agent over any and all ABL Controlled Accounts in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

Section 4.2 Specific Performance. Each of the ABL Collateral Agent and the Notes Collateral Agent is hereby authorized to demand specific performance of this Agreement, whether or not the Company or any Grantor shall have complied with any of the provisions of any of the Credit Documents, at any time when the other Party shall have failed to comply with any of the provisions of this Agreement applicable to it. Each of the ABL Collateral Agent, for and on behalf of itself and the ABL Secured Parties, and the Notes Collateral Agent, for and on behalf of itself and the Notes Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

ARTICLE 5

INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS

Section 5.1 Notice of Acceptance and Other Waivers.

(a) All ABL Obligations at any time made or incurred by the Company or any Grantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the Notes Collateral Agent, on behalf of itself and the Notes Secured Parties, hereby waives notice of acceptance, or proof of reliance by the ABL Collateral Agent or any ABL Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the ABL Obligations. All Notes Obligations at any time made or incurred by the Company or any Grantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, hereby waives notice of acceptance, or proof of reliance, by the Notes Collateral Agent or any such Notes Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the Notes Obligations.

(b) None of the ABL Collateral Agent, any ABL Secured Party or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect or realize upon any of the Intercreditor Collateral or any Proceeds thereof, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Intercreditor Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Intercreditor Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the ABL Collateral Agent or any ABL Secured Party honors (or fails to honor) a request by any Borrower under the ABL Credit Agreement for an extension of credit pursuant to any ABL Credit Agreement or any of the other ABL Documents, whether the ABL Collateral Agent or any ABL Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any Notes Document (but not a default under this Agreement) or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the ABL Collateral Agent or any ABL Secured Party otherwise should exercise any of its contractual rights or remedies under any ABL Documents (subject to the express terms and conditions hereof), neither the ABL Collateral Agent nor any ABL Secured Party shall have any liability whatsoever to the Notes Collateral Agent or any Notes Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The ABL Collateral Agent and the ABL Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under any ABL Credit Agreement and any of the other ABL Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the Notes Collateral Agent or any Notes Secured Party have in the Intercreditor Collateral, except as otherwise expressly set forth in this Agreement. The Notes Collateral Agent, on behalf of itself and the Notes Secured Parties, agrees that neither the ABL Collateral Agent nor any ABL Secured Party shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Intercreditor Collateral or Proceeds thereof, pursuant to the ABL Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement. The Notes Collateral Agent and the Notes Secured Parties shall be entitled to manage and supervise the Non-Intercreditor Collateral, hold their second lien on the Intercreditor Collateral in accordance with the terms hereof and manage and supervise the extensions of credit under the Notes Documents as provided in the Indenture and the Notes Security Documents, in each case without regard to any rights or interests of the ABL Collateral Agent or any ABL Secured Parties, except as otherwise expressly set forth in this Agreement.

Section 5.2 Modifications to ABL Documents and Notes Documents.

(a) In the event that the ABL Collateral Agent or the ABL Secured Parties enter into any amendment, waiver or consent in respect of, or replace any of the ABL Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any ABL Security Document or changing in any manner the rights of the ABL Collateral Agent, the ABL Secured Parties, the Company or any other Grantor there under (excluding the release of any Liens in Intercreditor Collateral except in accordance with Section 2.4(b)), then such amendment, waiver or consent, to the extent related to Intercreditor Collateral, shall upon delivery of written notice of such amendment, waiver or consent to the Notes Collateral Agent together with a conforming amendment of the Comparable Notes Security Document, apply automatically to any comparable provision (but only to the extent as such provision relates to Intercreditor Collateral) of each Comparable Notes Security Document without the consent of the Notes Collateral Agent or any Notes Secured Party and without any action by the Notes Collateral Agent, any Notes Secured Party, the Company or any other Grantor; provided, however, that such amendment, waiver or consent does not materially adversely affect the rights of the Notes Secured Parties or the interests of the Notes Secured Parties in the Intercreditor Collateral in a manner materially different from that affecting the rights of the ABL Secured Parties thereunder or therein. For the avoidance of doubt, no such amendment, modification or waiver shall apply to or otherwise affect (a) any Non-Intercreditor Collateral or (b) any document, agreement or instrument which neither grants nor purports to grant a Lien on, nor governs nor purports to govern any rights or remedies in respect of, Intercreditor Collateral. The Notes Collateral Agent shall execute and deliver any conforming amendment, waiver or consent complying with this Section 5.2(a) with respect to the Notes Security Documents promptly after receipt thereof.

(b) So long as the Discharge of ABL Obligations has not occurred, without the prior written consent of the ABL Collateral Agent, the Notes Collateral Agent shall not consent to amend, supplement or otherwise modify any, or enter into any new, Notes Security

Document relating to Intercreditor Collateral to the extent such amendment, supplement or modification, or the terms of such new Notes Security Document, would be prohibited by or inconsistent with any of the terms of this Agreement. The Notes Collateral Agent agrees that each Notes Security Document relating to Intercreditor Collateral shall include the following language (or language to similar effect approved by the ABL Collateral Agent):

“Notwithstanding anything herein to the contrary, the liens and security interests granted to Wells Fargo Bank, National Association pursuant to this Agreement and the exercise of any right or remedy by Wells Fargo Bank, National Association hereunder are subject to the limitations and provisions of the Intercreditor Agreement, dated as of October 19, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Bank of America, N.A., as ABL Collateral Agent, and Wells Fargo Bank, National Association, as Notes Collateral Agent, and certain other persons party or that may become party thereto from time to time, and consented to by the Grantors identified therein. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(c) No consent furnished by the ABL Collateral Agent or the Notes Collateral Agent pursuant to Section 5.2(a) or 5.2(b) hereof shall be deemed to constitute the modification or waiver of any provisions of the ABL Documents or any of the Notes Documents, each of which remain in full force and effect as written.

(d) The ABL Obligations and the several Notes Obligations may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the refinancing transaction under any ABL Document or any Notes Document) of, the ABL Collateral Agent, the ABL Secured Parties, the Notes Collateral Agent or any Notes Secured Parties, as the case may be, provided such Refinancing does not affect the relative Lien Priorities provided for herein or directly alter the other provisions hereof to the extent relating to the relative rights, obligations and priorities of the ABL Secured Parties on the one hand and the Notes Secured Parties on the other.

Section 5.3 Reinstatement and Continuation of Agreement.

If the ABL Collateral Agent or any ABL Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of the Company, any Grantor, or any other Person any payment made in satisfaction of all or any portion of the ABL Obligations (an “ABL Recovery”), then the ABL Obligations shall be reinstated to the extent of such ABL Recovery. If this Agreement shall have been terminated prior to such ABL Recovery, this Agreement shall be reinstated in full force and effect in the event of such ABL Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement. The ABL Collateral Agent shall use commercially reasonable efforts to give written notice to the Notes Collateral Agent of the occurrence of any such ABL Recovery (provided that the failure to give such notice shall not affect the ABL Collateral Agent’s rights hereunder, except it being understood that the Notes Collateral Agent shall not be charged with knowledge of such ABL Recovery or required to take any actions based on such ABL Recovery until it has received such written notice of the occurrence of such ABL Recovery).

All rights, interests, agreements, and obligations of the ABL Collateral Agent, the Notes Collateral Agent, the ABL Secured Parties and the Notes Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against the Company or any Grantor or any other circumstance which otherwise might constitute a defense (other than a defense that such obligations have in-fact been repaid) available to, or a discharge of the Company or any Grantor in respect of the ABL Obligations or the Notes Obligations. No priority or right of the ABL Collateral Agent or any ABL Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of the Company or any Grantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the ABL Documents, regardless of any knowledge thereof which the ABL Collateral Agent or any ABL Secured Party may have.

ARTICLE 6

INSOLVENCY PROCEEDINGS

Section 6.1 DIP Financing.

(a) If the Company or any Grantor shall be subject to any Insolvency Proceeding at any time prior to the Discharge of ABL Obligations, and the ABL Collateral Agent or the ABL Secured Parties shall seek to provide the Company or any Grantor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting Intercreditor Collateral under Section 363 of the Bankruptcy Code (each, a “DIP Financing”), with such DIP Financing to be secured by all or any portion of the Intercreditor Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code, would be Intercreditor Collateral) but not any other asset or any Non-Intercreditor Collateral, then the Notes Collateral Agent, on behalf of itself and the Notes Secured Parties, agrees that it will raise no objection and will not support any objection to such DIP Financing or use of cash collateral or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the Notes Collateral Agent securing the Notes Obligations or on any other grounds (and will not request any adequate protection solely as a result of such DIP Financing or use of cash collateral that is Intercreditor Collateral, except as permitted by Section 6.3(b)), so long as (i) the Notes Collateral Agent retains its Lien on the Intercreditor Collateral to secure the Notes Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code); (ii) the terms of the DIP Financing do not compel the applicable Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms of such plan are set forth in the DIP Financing documentation or related document; (iii) all Liens on Intercreditor Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the ABL Collateral Agent and the ABL Secured Parties securing the ABL Obligations on Intercreditor Collateral and (iv) no Notes Secured Party is required (without its consent) to lend or incur any monetary obligation in connection with such DIP Financing; provided, however, that nothing contained in this Agreement shall prohibit or restrict the Notes Collateral Agent or any Notes

Secured Party from raising any objection or supporting any objection to such DIP Financing or use of cash collateral or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the Notes Collateral Agent on Non-Intercreditor Collateral securing the Notes Obligations.

(b) All Liens granted to the ABL Collateral Agent or the Notes Collateral Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

Section 6.2 Relief from Stay. The Notes Collateral Agent, on behalf of itself and the Notes Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Intercreditor Collateral without the ABL Collateral Agent’s express written consent.

Section 6.3 No Contest; Adequate Protection.

(a) The Notes Collateral Agent, on behalf of itself and the Notes Secured Parties, agrees that it shall not contest (or support any other Person contesting) (x) any request by the ABL Collateral Agent or any ABL Secured Party for adequate protection of its interest in the Intercreditor Collateral, (y) any objection by the ABL Collateral Agent or any ABL Secured Party to any motion, relief, action, or proceeding based on a claim by the ABL Collateral Agent or any ABL Secured Party that its interests in the Intercreditor Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the ABL Collateral Agent as adequate protection of its interests are subject to this Agreement or (z) any lawful exercise by the ABL Collateral Agent or any ABL Secured Party of the right to credit bid ABL Obligations at any sale of Intercreditor Collateral or Intercreditor Collateral; provided, however, that nothing contained in this Agreement shall prohibit or restrict the Notes Collateral Agent or any Notes Secured Party from contesting or challenging (or support any other Person contesting or challenging) any request by the ABL Collateral Agent or any ABL Secured Party for “adequate protection” (or the grant of any such “adequate protection”) to the extent such “adequate protection” is in the form of a Lien on any Non-Intercreditor Collateral.

(b) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency Proceeding, if the ABL Secured Parties (or any subset thereof) are granted adequate protection with respect to Intercreditor Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Intercreditor Collateral), then the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, agrees that the Notes Collateral Agent, on behalf of itself and/or any of the Notes Secured Parties, may seek or request (and the ABL Secured Parties will not oppose such request) adequate protection with respect to its interests in such Intercreditor Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the ABL Obligations on the same basis as the other Liens of the Notes Collateral Agent on the Intercreditor Collateral (it being understood that to the extent that any such additional collateral constituted Non-Intercreditor Collateral at the time it was granted to the ABL Secured Parties, the Lien thereon in favor of the ABL Secured Parties shall be subordinate in all respects to the Liens thereon in favor of the Notes Secured Parties).

Section 6.4 Asset Sales. The Notes Collateral Agent agrees, on behalf of itself and the Notes Secured Parties, that it will not oppose any sale consented to by the ABL Collateral Agent of any Intercreditor Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) so long as the proceeds of such sale are applied in accordance with this Agreement.

Section 6.5 Separate Grants of Security and Separate Classification. The Notes Collateral Agent, each Notes Secured Party, each ABL Secured Party and the ABL Collateral Agent each acknowledge and agree that (i) the grants of Liens pursuant to the ABL Security Documents on the one hand and the Notes Security Documents on the other hand constitute separate and distinct grants of Liens and the Notes Secured Parties’ claims against the Company and/or any Grantor in respect of Intercreditor Collateral constitute junior claims separate and apart (and of a different class) from the senior claims of the ABL Secured Parties against the Company and the Grantors in respect of Intercreditor Collateral and (ii) because of, among other things, their differing rights in the Intercreditor Collateral, the Notes Obligations are fundamentally different from the ABL Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and any Notes Secured Parties in respect of the Intercreditor Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the ABL Secured Parties and the Notes Secured Parties hereby acknowledge and agree that all distributions in respect of or from the Proceeds of Intercreditor Collateral shall be made as if there were separate classes of ABL Obligation claims and Notes Obligation claims against the Grantors (with the effect being that, to the extent that the aggregate value of the Intercreditor Collateral is sufficient (for this purpose ignoring all claims held by the Notes Secured Parties), the ABL Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest at the relevant contract rate, before any distribution is made in respect of the claims held by the Notes Secured Parties from such Intercreditor Collateral), with the Notes Secured Parties hereby acknowledging and agreeing to turn over to the ABL Secured Parties amounts otherwise received or receivable by them in respect of or from the Proceeds of Intercreditor Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

Section 6.6 Enforceability. The provisions of this Agreement are intended to be and shall be enforceable under Section 510(a) of the Bankruptcy Code.

Section 6.7 ABL Obligations and Notes Obligations Unconditional. All rights, interests, agreements and obligations of the ABL Collateral Agent and the ABL Secured Parties, and the Notes Collateral Agent and the Notes Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any ABL Documents or any Notes Documents;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or Notes Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the ABL Credit Agreement or any other ABL Document or of the terms of the Indenture or any other Notes Document;

(c) any exchange of any security interest in any Intercreditor Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Notes Obligations or any guarantee thereof;

(d) the commencement of any Insolvency Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense (other than a defense that such obligations have in fact been repaid) available to, or a discharge of, the Company or any other Grantor in respect of ABL Obligations or Notes Obligations in respect of this Agreement.

ARTICLE 7

MISCELLANEOUS

Section 7.1 Rights of Subrogation. The Notes Collateral Agent, for and on behalf of itself and the Notes Secured Parties, agrees that no payment to the ABL Collateral Agent or any ABL Secured Party pursuant to the provisions of this Agreement shall entitle the Notes Collateral Agent or any Notes Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of ABL Obligations shall have occurred. Following the Discharge of ABL Obligations, the ABL Collateral Agent agrees to execute such documents, agreements, and instruments as the Notes Collateral Agent or any Notes Secured Party may reasonably request, at the Company’s expense, to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Collateral Agent by such Person.

Section 7.2 Further Assurances. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that any Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the ABL Collateral Agent or the Notes Collateral Agent to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.2.

Section 7.3 Representations. The Notes Collateral Agent represents and warrants (for itself and solely in its capacity as Notes Collateral Agent) to the ABL Collateral Agent that it has the requisite power and authority under the Notes Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Notes Secured Parties and that this Agreement shall be binding obligations of the Notes Collateral Agent and the Notes Secured Parties, enforceable against the Notes Collateral Agent and Notes Secured Parties in accordance with its terms. The ABL Collateral Agent represents and warrants to the Notes Collateral Agent that it has the requisite power and authority under the ABL Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the ABL Secured Parties and that this Agreement shall be binding obligations of the ABL Collateral Agent and the ABL Secured Parties, enforceable against the ABL Collateral Agent and the ABL Secured Parties in accordance with its terms.

Section 7.4 Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party hereto shall be effective unless it is in a written agreement executed by the Notes Collateral Agent and the ABL Collateral Agent, and consented to in writing by the Company, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding anything in this Section 7.4 to the contrary, this Agreement may be amended from time to time at the request of the Company, at the Company’s expense, and without the consent of the ABL Collateral Agent, any ABL Secured Party, the Notes Collateral Agent or any Notes Secured Party to (i) provide for a replacement ABL Collateral Agent in accordance with the ABL Documents, provide for a replacement Notes Collateral Agent in accordance with the applicable Notes Documents (including for the avoidance of doubt to provide for a replacement Notes Collateral Agent assuming such role in connection with any Refinancing of the Notes Documents permitted here-under) and/or secure additional extensions of credit or add other parties holding ABL Obligations or Notes Obligations to the extent such Indebtedness does not expressly violate the ABL Credit Agreement or the Indenture and (ii) in the case of such additional Notes Obligations, (a) establish that the Lien on the Intercreditor Collateral securing such Notes Obligations shall be junior and subordinate in all respects to all Liens on the Intercreditor Collateral securing any ABL Obligations (at least to the same extent as (taken together as a whole) the Liens on Intercreditor Collateral in favor of the Notes Obligations are junior and subordinate to the Liens on Intercreditor Collateral in favor of the ABL Obligations pursuant to this Agreement immediately prior to the incurrence of such additional Notes Obligations) and (b) provide to the holders of such Notes Obligations (or any agent or trustee thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the ABL Collateral Agent) as are provided to the Notes Secured Parties under this Agreement.

Section 7.5 Addresses for Notices. All notices to the ABL Secured Parties and the Notes Secured Parties permitted or required under this Agreement may be sent to the applicable Collateral Agent for such Secured Party, respectively, as provided in the applicable Credit Document. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed).

Section 7.6 No Waiver, Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.7 Continuing Agreement, Transfer of Secured Obligations. This Agreement is a continuing agreement and shall (a) subject to Section 5.3, remain in full force and effect until the Discharge of ABL Obligations shall have occurred, (b) be binding upon the Parties and their successors and assigns, and (c) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns. Nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Intercreditor Collateral. All references to any Grantor shall include any Grantor as debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency Proceeding. Without limiting the generality of the foregoing clause (c), the ABL Collateral Agent, any ABL Secured Party, the Notes Collateral Agent and any Notes Secured Party may assign or otherwise transfer all or any portion of the ABL Obligations or the Notes Obligations, as applicable, to any other Person (other than the Company, any Grantor or any Affiliate of the Company or any Grantor and any Subsidiary of the Company or any Grantor), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the ABL Collateral Agent, the Notes Collateral Agent, any ABL Secured Party, or any applicable Notes Secured Party, as the case may be, herein or otherwise. The ABL Secured Parties and the Notes Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide Indebtedness to, or for the benefit of, any Grantor on the faith hereof.

Section 7.8 Governing Law; Entire Agreement. The validity, performance, and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 7.9 Counterparts. This Agreement may be executed in any number of counterparts, including by means of facsimile or “pdf” file thereof, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

Section 7.10 No Third Party Beneficiaries. Except for the Company to the extent provided in Section 7.4, this Agreement is solely for the benefit of the ABL Collateral Agent, the ABL Secured Parties, the Notes Collateral Agent and the Notes Secured Parties. No other Person (including except to the extent provided in Section 7.4, the Company, any Grantor or any Affiliate or Subsidiary of the Company or any Grantor) shall be deemed to be a third party beneficiary of this Agreement.

Section 7.11 Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 7.12 Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement.

Section 7.13 Attorneys’ Fees. The Parties agree that if any dispute, arbitration, litigation, or other proceeding is brought with respect to the enforcement of this Agreement or any provision hereof, the prevailing party in such dispute, arbitration, litigation, or other proceeding shall be entitled to recover its reasonable attorneys’ fees and all other costs and expenses incurred in the enforcement of this Agreement, irrespective of whether suit is brought.

Section 7.14 VENUE; JURY TRIAL WAIVER. The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 7.5 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO IN CONNECTION WITH THE SUBJECT MATTER HEREOF.

(a) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.5. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 7.15 Intercreditor Agreement. This Agreement is the Intercreditor Agreement referred to in the ABL Documents and the Notes Documents. Nothing in this Agreement shall be deemed to subordinate the obligations due to (i) any ABL Secured Party to the obligations due to any Notes Secured Party or (ii) any Notes Secured Party to the obligations due to any ABL Secured Party (in each case, whether before or after the occurrence of an Insolvency Proceeding), it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens but not a subordination of Indebtedness.

Section 7.16 Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency Proceeding.

Section 7.17 Collateral Agents. It is understood and agreed that (a) Bank of America is entering into this Agreement in its capacity as collateral agent under the ABL Credit Agreement, and the provisions of Section 13 of the ABL Credit Agreement applicable to the administrative agent and collateral agent thereunder shall also apply to the ABL Collateral Agent hereunder, and (b) Wells Fargo Bank, National Association is entering into this Agreement in its capacity as collateral agent under the Indenture, and the provisions of Article VII of the Indenture applicable to the Trustee and collateral agent thereunder shall also apply to the Notes Collateral Agent hereunder.

The Notes Collateral Agent shall not be responsible for and makes no representation as to the validity or adequacy of, or the existence, genuineness, value or protection of any Intercreditor Collateral or Non-Intercreditor Collateral, for the legality, effectiveness or sufficiency of any Notes Security Document or ABL Security Document, or for the creation, perfection, priority, sufficiency or protection of any Lien (except, without degradation, as otherwise expressly provided herein), and it shall not be responsible for any statement with respect to any other party or recital herein or any statement in the Indenture or the Notes, any statement or recital in any document in connection with this Agreement. Anything to the contrary herein notwithstanding, the Notes Collateral Agent shall have no liability to any other Secured Party as a consequence of its performance or non-performance hereunder, except for gross negligence, willful misconduct and willful breach hereof. The Notes Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein or therein or any fiduciary relationship with any party hereto, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Indenture or any Security Document or otherwise exist against the Notes Collateral Agent. The Notes Collateral Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law (including the Trust Indenture Act of 1939, as amended) shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under the Security Documents in good faith and in accordance with the advice or opinion of such counsel. The Notes Collateral Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action. The Notes Collateral Agent may conclusively rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Notes Collateral Agent need not investigate any fact or matter stated in any such document. The provisions of this Section shall survive satisfaction and discharge or the termination for any reason of this Agreement and the resignation or removal of the Notes Collateral Agent. Without limiting the generality of the foregoing, Section 7.14 of the Indenture is hereby incorporated herein as if full set forth herein.

In no event shall any party hereto be liable under or in connection with this Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if such party has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

Section 7.18 No Warranties or Liability. Each of the ABL Collateral Agent and the Notes Collateral Agent acknowledges and agrees that none of the other has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document or Notes Document, as the case may be.

Section 7.19 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Credit Document, the provisions of this Agreement shall govern.

Section 7.20 Information Concerning Financial Condition of the Credit Parties. Each of the Notes Collateral Agent and the ABL Collateral Agent hereby assumes responsibility for keeping itself informed of the financial condition of the Grantors and all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Notes Obligations. The ABL Collateral Agent and the Notes Collateral Agent each hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event either the ABL Collateral Agent or the Notes Collateral Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, (a) it shall be under no obligation (i) to provide any such information to any other party or any other party on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information, and (b) it makes no representation as to the accuracy or completeness of any such information and shall not be liable for any information contained therein, and (c) the Party receiving such information hereby agrees to hold the other Party harmless from any action the receiving Party may take or conclusion the receiving Party may reach or draw from any such information, as well as from and against any and all losses, claims, damages, liabilities, and expenses to which such receiving Party may become subject arising out of or in connection with the use of such information.

Section 7.21 Acknowledgement. The ABL Collateral Agent hereby acknowledges for itself and on behalf of each ABL Secured Party that there are assets of the Company and its Subsidiaries (including Grantors) which are subject to Liens in favor of the Notes Collateral Agent or other creditors but which do not constitute Intercreditor Collateral and nothing in this Agreement shall grant or imply the grant of any Lien or other security interest in such assets in favor of the ABL Collateral Agent to secure any ABL Obligations and nothing in this Agreement shall affect or limit the rights of the Notes Collateral Agent or any Notes Secured Party in any Non-Intercreditor Collateral or any other assets of the Company or any of its Subsidiaries (other than Intercreditor Collateral) securing any Notes Obligations.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BANK OF AMERICA, N.A.,
as ABL Collateral Agent

By:	/s/ Stephen King
	Name:	Stephen King
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Notes Collateral Agent

By:
Name:
Title:

Ryerson Intercreditor Agreement

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as Notes Collateral Agent

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President

[Intercreditor Agreement]

CONSENT OF COMPANY AND GRANTORS

Dated: October 19, 2007

Reference is made to the Intercreditor Agreement dated as of the date hereof between Bank of America, N.A., as ABL Collateral Agent, and Wells Fargo Bank, National Association, as Notes Collateral Agent, as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time (the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

Each of the undersigned Grantors has read the foregoing Intercreditor Agreement and consents thereto. Each of the undersigned Grantors agrees not to take any action that would be contrary to the express provisions of the foregoing Intercreditor Agreement applicable to it, agrees to abide by the requirements expressly applicable to it under the foregoing Intercreditor Agreement and agrees that, except as otherwise provided therein, no ABL Secured Party or Notes Secured Party shall have any liability to any Grantor for acting in accordance with the provisions of the foregoing Intercreditor Agreement provided that such party has not acted in violation of the ABL Security Documents, Notes Security Documents or applicable Credit Documents. Each Grantor understands that the foregoing Intercreditor Agreement is for the sole benefit of the ABL Secured Parties and the Notes Secured Parties and their respective successors and assigns, and that such Grantor is not an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein.

Without limitation to the foregoing, each Grantor agrees to take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the ABL Collateral Agent or the Notes Collateral Agent (or any of their respective agents or representatives) may reasonably request to effectuate the terms of and the lien priorities contemplated by the Intercreditor Agreement.

This Consent shall be governed and construed in accordance with the laws of the State of New York. Notices delivered to any Grantor pursuant to this Consent shall be delivered in accordance with the notice provisions set forth in the ABL Credit Agreement.

IN WITNESS WHEREOF, this Consent is hereby executed by each of the Grantors as of the date first written above.

RHOMBUS MERGER CORPORATION

By:	/s/ Eva M. Kalawski
Name: Eva Kalawski
Title: Vice President & Secretary

Ryerson Inc., as successor by merger to Rhombus Merger Corporation hereby confirms that it has assumed all of the obligations of Rhombus Merger Corporation under this Security Agreement

RYERSON INC.

By:	/s/ Eva M. Kalawski
Name: Eva Kalawski
Title: Vice President & Secretary

JOSEPH T. RYERSON & SON, INC.

By:	/s/ Eva M. Kalawski
Name: Eva Kalawski
Title: Vice President & Secretary

J.M. TULL METALS COMPANY, INC.

By:	/s/ Eva M. Kalawski
Name: Eva Kalawski
Title: Vice President & Secretary

RYERSON PROCUREMENT CORPORATION

By:	/s/ Eva M. Kalawski
Name: Eva Kalawski
Title: Vice President & Secretary

[intercreditor consent]

RYERSON AMERICAS, INC.

By:	/s/ Eva M. Kalawski
Name: Eva Kalawski
Title: Vice President & Secretary

RDM HOLDINGS, INC.

By:	/s/ Eva M. Kalawski
Name: Eva Kalawski
Title: Vice President & Secretary

RCJV HOLDINGS, INC.

By:	/s/ Eva M. Kalawski
Name: Eva Kalawski
Title: Vice President & Secretary

RYERSON INTERNATIONAL, INC.

By:	/s/ Eva M. Kalawski
Name: Eva Kalawski
Title: Vice President & Secretary

RYERSON (CHINA) LIMITED

By:	/s/ Eva M. Kalawski
Name: Eva Kalawski
Title: Vice President & Secretary

RYERSON INTERNATIONAL MATERIAL
MANAGEMENT SERVICES, INC.

By:	/s/ Eva M. Kalawski
Name: Eva Kalawski
Title: Vice President & Secretary

[intercreditor consent]

RYERSON INTERNATIONAL TRADING, INC.

By:	/s/ Eva M. Kalawski
Name: Eva Kalawski
Title: Vice President & Secretary

RYERSON PAN-PACIFIC LLC

By:	/s/ Eva M. Kalawski
Name: Eva Kalawski
Title: Vice President & Secretary

RYERSON CANADA, INC.

By:	/s/ Eva M. Kalawski
Name: Eva Kalawski
Title: Vice President & Secretary

[intercreditor consent]